Shareholder Meeting Transcript

Moderator

This presentation contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Evan Auld-Susott Chief Executive Officer, Horne International, Inc.

Good Afternoon, to our shareholders who have attended in person and those joining us on the conference call, the entire Horne team thanks you for your support of Horne International. I realize this is something of an a-typical Shareholder's Meeting, but I thought it was important to demonstrate to our shareholders an earnest approach by myself as the new CEO to create a dialogue with our long standing shareholders, set the stage for earning your trust and engendering credibility in myself as a manager and providing a platform for prospective shareholders to measure Horne's possibility as an investment.

I'm going to use this opportunity to explain where this company is headed. I also plan to answer shareholder questions that were submitted and I'm impressed by how astute our shareholders are. I've tried to incorporate answers to the large number of questions that we received into the following presentation, so please don't be surprised or offended if I don't answer some of the questions at the end. Also, due to our many contractual relationships, SEC regulations and our status as a government contractor, I can't divulge the level of detail that many may desire.

Today **I'd like to** discuss the strategic direction of the company.

I've been CEO for 5 months and my mandate is simple: Increase shareholder value. Moving from the Board of Directors into a management role lends itself to a different corporate perspective and has allowed me to dive very deep into how to accomplish the goal of increasing shareholder value.

I have started with an assessment of what Horne International is.

Today, Horne International is a new company with a 20 year history of executing complex engineering tasks in the spaces of energy and environment.

At our core, our greatest assets are our experiences and qualifications, a spotless job execution history, a long list of satisfied customers, a knack for attracting new highly skilled talent, an

unimpeachable reputation for integrity in our marketplace, and a family of employees that are talented, hard-working and quite frankly some of the toughest and most stalwart people I have ever met. If there is one thing our shareholders should be more than cognizant of, it's that the people of Horne don't quit.

From a holding company perspective or rather an equity related perspective, Horne International has some significant assets as well. We have a very clean shell. We have no outstanding litigation. Our SEC reporting and auditing is stellar. Our company retains a more than $50 million tax Net Operating Loss which can be an important determinant when Horne evaluates strategic initiatives, like acquisitions. Suffice to say, the capital structure of Horne International including the NOL is also something that is not lost on companies outside of Horne.

I also think Horne International should be judged by the company it keeps. Horne has close relationships with companies like ThoughtWorks and ThoughtWorks Studios, Intelligent Decisions, Bechtel, Battelle, Man Tech, Nexant, MetroStar Systems, Resource International, Booz Allen Hamilton, Cap Gemini, Treasury Advisory Services, SmartBim, PGAL, Wind Harvest International, G2, Cross Collaboration, PosTrack Technologies and others. Aside from the partnerships that we have Press Released, Horne International is currently pursuing a number of highly targeted and purposed Joint Venture opportunities.

For a small company, the question may be asked, with so many partners and opportunities, wherein lies the strategic focus of Horne International? Are we trying to bite off too much? My answer to that is simple. Our partners don't pull us in different directions, but rather strengthen our portfolio of offerings and give Horne the ability to leverage a truly impressive suite of customer solutions. Horne Engineering Services, as a proposal writing machine, is greatly augmented by our partner capabilities, including their in house marketing capacities. This has given Horne a much more cost effective method of business development. It also allows us to approach the market with an eye to customer anticipation versus customer reaction. I think this anticipation of customer need marks a true shift in the Horne methodology of attacking the market.

With that summary of what Horne International has under its belt, how do we endeavor to harness these assets and increase both top line, bottom line and augment cash flows?

We've identified the milestones for increasing shareholder value by virtue of augmenting the balance sheet and income statement and have created and implemented what I think is a very realistic and more importantly timely strategy to accomplish this.

The first stage of the strategy has been to coalesce all of the assets and relationships that I Just talked about in one strategic vision. We're calling this vision a "systems approach to engineering". What does a customer receive from this systems approach? Efficiency. If you look through the PR's from this year so far, you can probably extrapolate the rough picture of the product and services partners we've used to augment this vision. We have some very exciting developments in this area with some new and prospective partners that we're going to look forward to sharing with you in the future.

The second stage of the strategy has been to move the company, with an admittedly small revenue base, into a diversified growth model. The point of this is to remove the company's dependence on any one customer and instead harness the core capabilities of Horne, which is engineering services and apply them across a range of service areas and customer types. To accomplish this second goal for increasing shareholder value we've conceptually reorganized the company by aligning it along three different business lines. I'm pleased to tell you that this diversification strategy is taking hold in a positive fashion. We are winning more business and we're winning this business not only in our government contracting area, but we're winning business in the private sector as well. The break-down of the new business organization looks like this:

Our first business line is our traditional government contracting business of Horne Engineering Services (the core business that our other lines spin off of both from a contractual level and an execution level). As we continue to make inroads on our other business lines, we anticipate independently standing up service teams in each of the business lines while still using the contracting capacity and infrastructure of HES. Highlights for the year for HES include:

HES has over 20 business activities out with near term potential totaling more than $41,000,000 in 1-yr and might I add forecasted near term contract closing value. Proposals have been submitted against some of these opportunities. Rather than bidding the "home run" work, we're being very practical with our resources and working towards lower top line and higher margin work.

Proposals totaling more than $9,000,000 in top line, with significantly higher net margins than Horne has typically produced are currently in what I'd call the near term category. Since I mentioned one of our assets being our history and qualifications, our Business Development staff has had a mandate to work with existing customers, past customers and our closest partners to prioritize near term and rapidly executable work as a priority. In short, HES is in a bid and win mode.

From the standpoint of how this work rolls up to the Horne International level and what's most important to you our shareholders, a simple measuring stick is wins of approximately 80% of this near term work, will effectively take Horne International to a state of being cash flow positive. While I'm prohibited from speaking in absolutes regarding our auditor's going concern opinion, you may want to use this as an extrapolation as to what it may take from a revenue perspective to address any question regarding this issue.

This year, HES has steadily been increasing its top line through subcontractor work with some very big name primes and has been augmenting its past performance qualifications and is continually proving itself to a wide range of partners and customers. We're currently anticipating Q4 to be yet another increase in top line growth.

Another highlight has been our relationship with G2, regarding the Enerburn Product. We have submitted our GSA Schedule 73 application and approval is pending. For additional information about Enerburn, you may want to reference Enerteck's latest 10-Q.

Our second business line, and something I'm very excited about for 2012 is what we have currently defined as our Energy Advisory Services offering. This offering uses the capability of HES in tandem with partners, SMARTBIM & Treasury Advisory Services. The overview of this business is utilizing HES' systems approach to engineering to combine a team of partners in performing energy audits on customer facilities, providing recommendations for energy efficiency based upon the results of the audits and then working with the client to implement these recommendations through financing solutions from our partners at TAS and facility modeling solutions through SmartBim. I'd like to share some highlights from this venture as well.

I'm pleased to announce the Energy Advisory Services business line has its first customer, a REIT company with a sizable portfolio of health care facilities. We anticipate these new revenues to begin hitting the income statement this quarter.

Due to our go to market strategy, we have opted to refrain at this time from making a press release. We see the marketplace for Energy Efficiency Services being a robust one and quite frankly, we think that we have an offering that will easily distinguish itself from any competitor.

We have been aggressively marketing this service to potential customers in the private sector, are marketing the service to the government sector: municipal, state and federal.

We are almost finished with what I think is some very effective branding for this new business line and we should have the web page up soon so our shareholders and our customers and potential customers can get a clear and concise picture of the potential and differentiation of our approach.

Our goal is to spin the Energy Efficiency business line off our HES capability structure and standup a dedicated team by rapidly building a customer base of satisfied clients, using a mix of working capital and partner support and standing up a fully branded and fully self-sustaining business.

Our third business line spins off our relationship with ThoughtWorks Studios. As you may know, the Lean & Agile product and services space is rapidly growing, but its imprint on the federal system has been minimal to date. The opportunity here of course, and we all can read it in the news every day, is that if any customer is in need of applying products and an efficiency methodology like Lean & Agile, it's governmental agencies. With the budget constraints only becoming greater at the federal, state and municipal level, doing more with less resource has gone from watchword to mandate. We plan to leverage our relationship with ThoughtWorks Studios as the only Federal Government distributor of their products. Highlights of this business line thus far include:

We have made our first sale to a government customer of ThoughtWorks Studios products through our GSA IT 70 schedule.

I said earlier that one of the biggest shifts in our business model has been from response to customer needs to the anticipation of customer needs. Nothing embodies this more than Lean & Agile. Our marketing model thus far has been grass roots and I'm pleased to tell you that Non-

Military Federal Agencies are now coming to us and our partner requesting both Lean & Agile products and services. We're gaining momentum and coupled with what I can only define as remarkable support from our partners at ThoughtWorks Studios, I think that 2012 will be the year where the Horne and ThoughtWorks relationship truly blossoms.

The summary is we're a new company with a 20 year history. We've made some significant in roads this year with our new strategy. Horne International is gaining momentum and I'm pleased to say that we have the framework in place to fulfill the mandate to increase shareholder value. I look forward to demonstrating our execution on this strategy over the coming year and accelerating top line and bottom line growth across our new range of customer base. Thank you all for your time and support and please continue to provide us feedback on how we're doing.

I'd now like to answer the shareholder questions that I didn't address in my presentation.

Because of Horne's experience in dealing with tactical infrastructure related to border control, and its push to do similar work through the failed effort to acquire Amata, are there relationships or partnerships at Horne that would make such work on the proposed TransCanada pipeline worth pursuing?

Horne Engineering Services, LLC has registered as a vendor with TransCanada for work on the Keystone Gulf Coast Expansion Project. A final decision on the pipeline was rescheduled for late 2012. Horne will continue to monitor the situation and apply resources when and if appropriate.

On 25 April 2008 the company terminated the employment of a former CFO. This required the company to pay the terminated party severance in the sum of $130,000 plus insurance and taxes and was executed just days before their employment agreement was set to expire. How did this action benefit the company and its (sic it's) shareholders?

We had a contractual obligation and honored it. The Board of Directors decided that it was in the best interest of all parties to honor Mr. Megless' employment agreement. Our company believes in integrity and throughout our history we have honored every reasonable obligation.

What is it going to take specifically to get the auditor's going concern comments removed from your 10Qs or 10Ks and when do you anticipate this will happen?

I've addressed this in the presentation. We know what it will take and it's our top priority. Unfortunately we're not permitted to publicly discuss our auditor's decision making processes.

The latest two 10-Q (sic Qs) indicate that the revenues for each of the past two quarters has risen from the same periods in 2010 and could be interpreted as making some headway in Mr. Horne's five quarter "go to market" strategy. However, as mentioned in the report, almost all of the increase has been due to more work on the same Army contract. How is this indicative of any success in implementing the strategy, since there have been no announcements or mention of new contracts,

new work orders - directly or through partners - or any other revenue generating work that may be more profitable? I would like to hear specific progress vis a vis any of the announced partnerships or any of the partnerships listed on Horne's website.

"Currently, Horne Engineering Services is engaged with established partners, is on teams or is defined as "Prime" on more than 10 distinct proposals which have the possibility of significantly increasing our annual revenues and annual funded backlog."

Darryl Horne

May 2, 2011

The market is primed and we are in shape to win business in the areas of Engineering, Energy and Environment."

Darryl Horne

May 2, 2011

"We are currently evaluating multiple strategic options, Horne Engineering Services has a robust business development pipeline and our service offering and contract base is expanding. I look forward to executing and communicating the Horne International growth strategy."

Evan Auld-Susott

May 2, 2011

Horne is in a bid and win mode. As we discussed during the presentation, the company has established strategic partnerships with nine companies since May that align well with Horne's target markets in Engineering, Environment, and Energy. As the questioner notes, we've already seen some revenue increase from engineering activities with two new partners on an existing contract vehicle, an energy initiative with another partner, and we received an initial order against our GSA schedule that was supported by two other partners. We continue to be cautiously optimistic that revenue and profits will continue to grow through the leveraging of these partnerships.

When do you anticipate the first contract announcement of the new and exciting energy advisory service? As well as the previously mentioned link on the Horne website?

I've addressed this in the presentation. The company expects to begin to see some revenue from this effort during the current quarter.

Could you update us on the Enerburn contract with the GSA?

The company has outsourced the preparation of the GSA schedule for Enerburn as well as other fuel and renewable lubricant and fuel products. We have no exact estimate on when the Schedule 73 will be awarded.

I noticed a $26000.00 contract with the Bureau of Labor Statistics involving the lean and agile software. Was this small initial purchase part of a much larger option if the Thoughts works software proves its metal?

As addressed in the presentation, the company is optimistic about the possibility of future purchase orders for ThoughtWorks products and services.

Since Horne is currently the only authorized GSA distributor of Thought Works Studios products to the Federal government, who are the other potential partners and customers assisting Horne with leveraging this new tremendous growth opportunity?

We have one reseller today, we have been developing the go to market strategy and will add other resellers as appropriate.
When does the company anticipate becoming profitable?

Again, we're in a bid and win mode. The company has cut its expenses as low as practical so profitability is totally dependent on an increase in revenues.

Could you update us on the growth aspects of the Nexant relationship?

Horne has already performed environmental and energy work with Nexant on some Department of State US AID opportunities and we expect this activity to grow.

What is in Horne's pipeline on over and above what we already know that will sustain and grow the company's core competencies moving forward?

Horne has a policy of not going into granular detail of our current business development funnel and pipeline so as not to jeopardize our competitive position.

Are other seasoned business development executives being courted to expand new business lines?

The company has confidence in our current business development staff but remains open to other resources that can help it achieve its revenue and profit goals. As discussed, we are leveraging the resources of our partners to the greatest extent possible to reach our business development goals in the most cost effective manner possible.

The following was stated in the shareholder newsletter. "Currently, Horne Engineering Services is engaged with established partners, is on teams or is defined as "Prime" on more than 10 distinct proposals which have the possibility of significantly increasing our annual revenues and annual funded backlog. Award of these opportunities would not only strengthen our partnerships and bolster our balance sheet and income statement, but be the basis upon which Horne International competes in the future." Considering the fact that no new contracts have been announced since this statement was made, are these proposals defunct or still in the offering?

There is currently a great deal of overhang in the Federal Government contracting business and awards are slow to materialize. To refer back to the shareholder presentation, one way we're addressing this lag in awards is by diversifying our customer base.

Also stated in the letter was the following. 'We are currently evaluating acquisitions that support our branding message and business thesis." By this statement suffice to say that Horne was ascertaining certain entities to acquire. Since 6 months have passed since the shareholder letter, can we anticipate an acquisition in the near future?

Acquisitions are constantly being evaluated and we still consider this a viable path for growth.